Exhibit 99.1

Rithm Capital Corp. Announces First Quarter 2025 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital,” “Rithm” or the “Company”) today reported the following information for the first quarter ended March 31, 2025:

First Quarter 2025 Financial Highlights:

•GAAP net income of $36.5 million, or $0.07 per diluted common share(1)
•Earnings available for distribution of $275.3 million, or $0.52 per diluted common share(1)(2)
•Common dividend of $132.5 million, or $0.25 per common share
•Book value per common share of $12.39(1)

	Q1 2025		Q4 2024
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.07		$0.50
GAAP Net Income	$36.5	million	$263.2	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.52		$0.60
Earnings Available for Distribution(2)	$275.3	million	$315.8	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$132.5	million	$130.2	million

“Rithm delivered strong performance in the first quarter despite a challenging macroeconomic environment, demonstrating the power of our diversified platform,” said Michael Nierenberg, Chief Executive Officer and President of Rithm. “The quarter was marked by several achievements that reinforced the strength of our innovative approach, including the largest-ever mortgage servicing rights debt issuance. Each of our core operating businesses, including our world-class asset management, origination, and servicing platforms, demonstrated steady growth, providing us confidence in our strategy and future prospects. This further validates our continued transformation into a multi-dimensional asset manager that is well-positioned to capitalize on the outstanding opportunities for our business and build long-term shareholder value.”

First Quarter 2025 Business Highlights:

•Rithm Capital
•In Q1’25, Rithm Capital completed a $878 million secured financing backed by mortgage servicing rights (“MSRs”), the largest-ever MSR debt issuance and just the second-of-its-kind non-recourse term financing of MSRs, marking a significant milestone in Rithm Capital’s innovation in MSR-backed financing.
•Rithm Capital completed two non-qualified mortgage securitizations in the quarter totaling $634 million in unpaid principal balance (“UPB”).
•Rithm Capital also sponsored the successful $230 million initial public offering of Rithm Acquisition Corp. (NYSE: RAC; RAC.U; RAC.WS), a special purpose acquisition company, formed for the purpose of entering into a business combination with one or more businesses, with a focus on businesses in the financial services, real estate and infrastructure sectors.

•Newrez
•Newrez LLC (“Newrez”), Rithm Capital’s multichannel mortgage origination and servicing platform, posted pre-tax income of $270.1 million in Q1’25, excluding the MSR mark-to-market loss and related hedge impact of $(180.1) million, down from $280.2 million in Q4’24, excluding the MSR mark-to-market gain and related hedge impact of $204.5 million.
•Newrez generated a 19% pre-tax return on equity (“ROE”) on $5.5 billion of equity(3)(4). Total servicing UPB reached $845 billion, an increase of 30% YoY, which includes $254 billion UPB of third-party servicing, an increase of 110% YoY.
•Origination funded production volume was $11.8 billion in Q1’25, an increase of 9% YoY.

•Genesis Capital
•Rithm Capital’s residential transitional lending platform, Genesis Capital LLC (“Genesis Capital”), recorded pre-tax income of $22.4 million in Q1’25, excluding portfolio mark-to-market loss of $6.5 million, and Q1’25 origination volume of $895 million, an increase of 7% YoY, and a record level for any first quarter.
•Genesis Capital continued to expand its sponsor base, growing sponsors to 190, a 37% increase YoY.

•Sculptor Capital
•Rithm Capital’s alternative asset manager, Sculptor Capital Management Inc. (“Sculptor Capital”), grew to approximately $35 billion of assets under management (“AUM”)(5), including gross fundraising inflows of $1.4 billion across the Sculptor platform, as of March 31, 2025.
•Sculptor Capital closed an additional $870 million in Q1’25 for Real Estate Fund V, which is focused on opportunistic real estate investments, bringing total commitments to $3.2 billion through March 31, 2025.
•The Sculptor Capital platform also closed a new European CLO of $420 million in AUM.
•Subsequent to the end of Q1’25, Sculptor Capital held the final closing for Sculptor’s Tactical Credit Fund on April 1, 2025, bringing total fund AUM to $900 million(5).

(1)Per diluted common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 530,599,555 and 526,279,952 weighted average diluted shares for the quarters ended March 31, 2025 and December 31, 2024, respectively. Per share calculations of Book Value are based on 530,122,477 common shares outstanding as of March 31, 2025.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to the section entitled Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.
(3)Excludes full MSR mark-to-market and related hedge impact of $(180.1) million.

(4)ROE is calculated based on annualized pre-tax income, excluding MSR mark-to-market and related hedge adjustment, divided by the average Origination and Servicing segment ending equity for the respective period.
(5)AUM is estimated and refers to the assets for which Sculptor provides investment management, advisory or certain other investment-related services. This is generally equal to the sum of (i) net asset value of the open-ended funds or gross asset value of Real Estate funds, (ii) uncalled capital commitments, (iii) par value of collateralized loan obligations. AUM includes amounts that are not subject to management fees, incentive income or other amounts earned on AUM. AUM also includes amounts that are invested in other Sculptor funds/vehicles. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions. Sculptor AUM calculation methodology changed effective September 1, 2024.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors - News section of the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Friday, April 25, 2025 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors - News section of Rithm Capital’s website, www.rithmcap.com.

The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital First Quarter 2025 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10198912/fef5474c00.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, May 2, 2025 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “2019301”.

Rithm Capital Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	March 31, 2025	December 31, 2024
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$570,801	$531,279
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(146,891) and $(180,480), respectively)	(541,916)	563,484
Servicing revenue, net	28,885	1,094,763
Interest income	441,260	485,610
Gain on originated residential mortgage loans, held-for-sale, net	159,789	201,641
Other revenues	50,773	55,412
Asset management revenues	87,672	258,871
	768,379	2,096,297
Expenses
Interest expense and warehouse line fees	419,054	449,386
General and administrative	237,546	233,629
Compensation and benefits	271,467	362,869
	928,067	1,045,884
Other Income (Loss)
Realized and unrealized gains (losses), net	207,395	(569,043)
Other income (loss), net	9,073	11,227
	216,468	(557,816)
Income before Income Taxes	56,780	492,597
Income tax expense (benefit)	(23,930)	200,690
Net Income	80,710	291,907
Noncontrolling interests in income of consolidated subsidiaries	1,086	1,737
Redeemable noncontrolling interests in income of consolidated subsidiaries	813	—
Change in redemption value of redeemable noncontrolling interests	15,611	—
Dividends on preferred stock	26,677	26,948
Net Income Attributable to Common Stockholders	$36,523	$263,222

Net Income per Share of Common Stock
Basic	$0.07	$0.51
Diluted	$0.07	$0.50
Weighted Average Number of Shares of Common Stock Outstanding
Basic	524,104,842	520,271,165
Diluted	530,599,555	526,279,952

Dividends Declared per Share of Common Stock	$0.25	$0.25

Rithm Capital Corp. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share data)

	March 31, 2025 (Unaudited)	December 31, 2024
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$10,133,041	$10,321,671
Government and government-backed securities ($11,023,935 and $9,711,346 at fair value, respectively)	11,048,701	9,736,116
Residential mortgage loans, held-for-sale ($3,092,102 and $4,307,571 at fair value, respectively)	3,156,350	4,374,241
Residential mortgage loans, held-for-investment, at fair value	354,003	361,890
Consumer loans, held-for-investment, at fair value	554,168	665,565
Residential transition loans, at fair value	2,335,218	2,178,075
Residential mortgage loans subject to repurchase	2,432,605	2,745,756
Single-family rental properties	1,011,986	1,028,295
Cash and cash equivalents	1,493,834	1,458,743
Restricted cash	511,698	308,443
Servicer advances receivable	2,874,515	3,198,921
Other assets ($2,494,787 and $2,311,979 at fair value, respectively)	4,450,923	4,563,415
Assets of consolidated CFEs(A):
Investments, at fair value and other assets	4,972,801	5,107,826
Total Assets	$45,329,843	$46,048,957
Liabilities and Equity
Liabilities
Secured financing agreements	$16,791,234	$16,782,467
Secured notes and bonds payable ($169,035 and $185,460 at fair value, respectively)	10,025,948	10,298,075
Residential mortgage loan repurchase liability	2,432,605	2,745,756
Unsecured notes, net of issuance costs	1,207,594	1,204,220
Dividends payable	157,405	153,114
Accrued expenses and other liabilities ($538,985 and $525,486 at fair value, respectively)	2,343,010	2,630,771
Liabilities of consolidated CFEs(A):
Notes payable, at fair value and other liabilities	4,230,793	4,348,244
Total Liabilities	37,188,589	38,162,647
Commitments and Contingencies
Redeemable Noncontrolling Interests of Consolidated Subsidiaries	256,414	—
Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 49,964,122 and 51,964,122 issued and outstanding, $1,249,104 and $1,299,104 aggregate liquidation preference, respectively	1,207,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 530,122,477 and 520,656,256 issued and outstanding, respectively	5,301	5,206
Additional paid-in capital	6,635,226	6,528,613
Accumulated deficit	(129,934)	(46,985)
Accumulated other comprehensive income	58,277	50,886
Total Rithm Capital stockholders’ equity	7,776,124	7,794,974
Noncontrolling interests in equity of consolidated subsidiaries	108,716	91,336
Total Equity	7,884,840	7,886,310
Total Liabilities and Equity	$45,329,843	$46,048,957
(A) Includes assets and liabilities of certain consolidated variable interest entities (“VIEs”) that meet the definition of collateralized financing entities (“CFEs”). These assets can only be used to settle obligations and liabilities of such VIEs for which creditors do not have recourse to Rithm Capital Corp.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has four primary variables that impact its performance: (i) net interest margin on assets held within the investment portfolio; (ii) realized and unrealized gains or losses on assets held within the investment portfolio and operating companies, including any impairment or reserve for expected credit losses; (iii) income from the Company’s operating company investments; and (iv) the Company’s operating expenses and taxes.

“Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, which is used by management to evaluate the Company’s performance, excluding: (i) net realized and unrealized gains and losses on certain assets and liabilities; (ii) net other income and losses; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes.

The Company’s definition of earnings available for distribution excludes certain realized and unrealized losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance. Within net other income and losses, management primarily excludes (i) equity-based compensation expenses, (ii) non-cash deferred interest expense and (iii) amortization expense related to intangible assets, as management does not consider this non-cash activity to be a component of earnings available for distribution. With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction related expenses generally relate to legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses. Management also excludes deferred taxes because the Company believes deferred taxes are not representative of current operations.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

Reconciliation of Non-GAAP Measure to the Respective GAAP Measure

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	March 31, 2025	December 31, 2024
Net income (loss) attributable to common stockholders - GAAP	$36,523	$263,222
Adjustments:
Realized and unrealized (gains) losses, net, including MSR change in valuation inputs and assumptions	203,764	(177,294)
Other (income) loss, net	70,142	34,707
Non-capitalized transaction-related expenses (reimbursements)	6,131	(2,203)
Deferred taxes	(41,295)	197,360
Earnings available for distribution - Non-GAAP	$275,265	$315,792

Net income (loss) per diluted share	$0.07	$0.50
Earnings available for distribution per diluted share	$0.52	$0.60

Weighted average number of shares of common stock outstanding, diluted	530,599,555	526,279,952

SEGMENT INFORMATION
($ in thousands)

First Quarter Ended March 31, 2025	Origination and Servicing	Investment Portfolio	Residential Transitional Lending	Asset Management	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$570,801	$—	$—	$—	$—	$570,801
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(146,891))	(541,916)	—	—	—	—	(541,916)
Servicing revenue, net	28,885	—	—	—	—	28,885
Interest income	292,561	71,790	66,508	9,413	988	441,260
Gain on originated residential mortgage loans, held-for-sale, net	151,494	8,295	—	—	—	159,789
Other revenues	25,738	25,035	—	—	—	50,773
Asset management revenues	—	—	—	87,672	—	87,672
Total Revenues	498,678	105,120	66,508	97,085	988	768,379
Interest expense and warehouse line fees	292,948	59,636	31,701	14,089	20,680	419,054
Other segment expenses	143,767	22,992	4,831	31,591	9,797	212,978
Compensation and benefits	172,702	1,162	14,391	65,330	17,882	271,467
Depreciation and amortization	7,659	7,954	1,567	7,384	4	24,568
Total Operating Expenses	617,076	91,744	52,490	118,394	48,363	928,067
Realized and unrealized gains (losses), net	208,538	3,094	2,043	(6,280)	—	207,395
Other income (loss), net	(118)	1,489	(141)	7,838	5	9,073
Total Other Income (Loss)	208,420	4,583	1,902	1,558	5	216,468
Income (Loss) before Income Taxes	90,022	17,959	15,920	(19,751)	(47,370)	56,780
Income tax expense (benefit)	(56,694)	(8,512)	(1,090)	42,366	—	(23,930)
Net Income (Loss)	146,716	26,471	17,010	(62,117)	(47,370)	80,710
Noncontrolling interests in income (loss) of consolidated subsidiaries	354	728	—	4	—	1,086
Redeemable noncontrolling interests in income of consolidated subsidiaries	—	—	—	3	810	813
Change in redemption value of redeemable noncontrolling interests	—	—	—	—	15,611	15,611
Dividends on preferred stock	—	—	—	—	26,677	26,677
Net Income (Loss) Attributable to Common Stockholders	$146,362	$25,743	$17,010	$(62,124)	$(90,468)	$36,523

Total Assets	$30,126,396	$8,567,949	$3,667,080	$2,440,527	$527,891	$45,329,843
Total Rithm Capital Stockholders' Equity	$5,516,331	$1,527,528	$845,627	$876,217	$(989,579)	$7,776,124

Fourth Quarter Ended December 31, 2024	Origination and Servicing	Investment Portfolio	Residential Transitional Lending	Asset Management	Corporate Category	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$531,279	$—	$—	$—	$—	$531,279
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(180,480))	563,484	—	—	—	—	563,484
Servicing revenue, net	1,094,763	—	—	—	—	1,094,763
Interest income	341,306	70,896	67,278	6,127	3	485,610
Gain on originated residential mortgage loans, held-for-sale, net	198,753	2,888	—	—	—	201,641
Other revenues	28,676	26,736	—	—	—	55,412
Asset management revenues	—	—	—	258,871	—	258,871
Total Revenues	1,663,498	100,520	67,278	264,998	3	2,096,297
Interest expense and warehouse line fees	322,889	59,552	29,898	12,077	24,970	449,386
Other segment expenses	142,080	22,317	7,921	29,843	6,961	209,122
Compensation and benefits	179,494	2,609	17,384	155,397	7,985	362,869
Depreciation and amortization	10,237	5,069	1,567	7,613	21	24,507
Total Operating Expenses	654,700	89,547	56,770	204,930	39,937	1,045,884
Realized and unrealized gains (losses), net	(529,025)	(25,934)	(7,257)	(6,827)	—	(569,043)
Other income (loss), net	4,942	5,948	203	122	12	11,227
Total Other Income (Loss)	(524,083)	(19,986)	(7,054)	(6,705)	12	(557,816)
Income (Loss) before Income Taxes	484,715	(9,013)	3,454	53,363	(39,922)	492,597
Income tax expense (benefit)	168,689	7,708	851	23,442	—	200,690
Net Income (Loss)	316,026	(16,721)	2,603	29,921	(39,922)	291,907
Noncontrolling interests in income (loss) of consolidated subsidiaries	636	1,109	—	(8)	—	1,737
Dividends on preferred stock	—	—	—	—	26,948	26,948
Net Income (Loss) Attributable to Common Stockholders	$315,390	$(17,830)	$2,603	$29,929	$(66,870)	$263,222

Total Assets	$32,418,256	$7,463,738	$3,439,075	$2,508,130	$219,758	$46,048,957
Total Rithm Capital Stockholders' Equity	$5,715,057	$1,523,436	$801,646	$804,727	$(1,049,892)	$7,794,974

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital, an alternative asset manager, as well as Newrez and Genesis Capital, leading mortgage origination and servicing platforms. Rithm Capital seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.8 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
ir@rithmcap.com